UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2008

QUICKSILVER GAS SERVICES LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33631	56-2639586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-8620

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 19, 2008, the Board of Directors of Quicksilver Gas Services GP LLC, the sole general partner of Quicksilver Gas Services LP (the “Partnership”), approved the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”), which amended the First Amended and Restated Agreement of Limited Partnership.  The Amended Partnership Agreement (i) revises the definition of Estimated Maintenance Capital Expenditures to clarify that the estimate may include an estimate of future capital expenditures that will constitute Maintenance Capital Expenditures and the periods during which those future Maintenance Capital Expenditures will be incurred; (ii) eliminates unnecessary references to Investment Capital Expenditures and the allocation of capital expenditures in the definition of Expansion Capital Expenditures; (iii) eliminates an unnecessary reference to Expansion Capital Expenditures and Investment Capital Expenditures in the definition of Maintenance Capital Expenditures; (iv) eliminates an unnecessary reference to the allocation of capital expenditures from the definition of Operating Expenditures; and (v) adds to the definition of Available Cash, and the definition of Operating Surplus, Available Working Capital Borrowings, as determined by the general partner, on the date of determination.  A copy of the Amended Partnership Agreement is attached as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

    (d) Exhibits:

Exhibit Number	Description
3.1	Second Amended and Restated Agreement of Limited Partnership of Quicksilver Gas Services LP, dated February 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER GAS SERVICES LP

By:	Quicksilver Gas Services GP LLC
its General Partner

By:	/s/ Philip Cook
Philip Cook
Senior Vice President -
Chief Financial Officer

Date: February 22, 2008

Index to Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Agreement of Limited Partnership of Quicksilver Gas Services LP, dated February 19, 2008.